UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 2, 2005

MIRAVANT MEDICAL TECHNOLOGIES
(Exact name of registrant as specified in its charter)

DELAWARE	0-25544	77-0222872
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

336 Bollay Drive
Santa Barbara, CA 93117
(Address of principal executive offices, including zip code)

(805) 685-9880
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On May 2, 2005, the board of directors of Miravant Medical Technologies, or the Company, appointed Nuno Brandolini, Kevin R. McCarthy and Rani Aliahmad as new directors to the board. The board has determined that each of Messrs. Brandolini, McCarthy and Aliahmad have been named to the board’s Audit and Compensation Committees. The composition of the Governance and Nominating Committee will be reconstituted following the annual meeting in June 2005. Messrs. Brandolini and McCarthy are general partners of Scorpion Capital Partners, LP., the lead investment group with which the Company recently completed a Series B Preferred Stock financing. Mr. Aliahmad was introduced to the Company by an investor.

A copy of the press release issued on May 3, 2005 by Miravant announcing the appointments of Messrs. Brandolini, McCarthy and Aliahmad to the board is attached hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 3, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRAVANT MEDICAL TECHNOLOGIES

By:	/s/ John M. Philpott
John M. Philpott Chief Financial Officer

Date: May 4, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 3, 2005